SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 22, 2004
                                                         ----------------

                        REGENERX BIOPHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                     000-15070                521253406
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(State or other Jurisdiction of   (Commission File No.)      (I.R.S. Employer
        incorporation)                                      Identification No.)

             3 Bethesda Metro Center, Suite 700, Bethesda, MD 20814
             ------------------------------------------------ -----
               (Address of Principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (301) 961-1992
                                                           --------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)





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ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE.

              RegeneRx Biopharmaceuticals, Inc. (the "Company") issued a press release announcing that the Company completed the sale on January 23, 2004 of 2,400,000 shares of restricted common stock of the Company pursuant to a private placement at a price of $.95 per share to Defiante Farmaceutica, Lda, a Portuguese company which is part of an Italian pharmaceutical group, Sigma-Tau, headquartered in Rome, Italy and a number of other outside investors. In addition, the Company granted the investors warrants to purchase up to 600,000 shares of additional restricted common stock of the Company at $1.50 per share over a period of 30 months.

              In addition, the Company issued a press release announcing that the Company has entered into an agreement on January 22, 2004 to exclusively license certain European rights to its lead product, Thymosin beta 4 ("Tb4"), a novel drug undergoing human clinical trials, to Defiante Farmaceutica, Lda. Under the agreement, Defiante Farmaceutica, Lda will develop Tb4 for internal and external wounds in Europe and certain other contiguous and geographically relevant countries. The information contained in the press releases, which are attached as Exhibits 99.1 and 99.2 to this Form 8-K, are incorporated herein by reference.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              Exhibits

                  99.1 Copy of Press Release dated January 23, 2004
                  99.2 Copy of Press Release dated January 22, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            REGENERX BIOPHARMACEUTICALS, INC.
                                            (Registrant)


Date:  January 23, 2004                  By: /s/ J. J. Finkelstein
                                             ---------------------
                                             J. J. Finkelstein
                                             President and Chief
                                             Executive Officer